Exhibit 99.1
News Release
#08-16	CONTACT:
FOR IMMEDIATE RELEASE	Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE RECEIVES ANTITRUST CLEARANCES FOR HCS ACQUISITION;
COMMENTS ON RECORD 2008 SECOND QUARTER FINANCIAL RESULTS;
SCHEDULES EARNINGS CONFERENCE CALL

WELLINGTON, FL, July 16, 2008 – B/E Aerospace, Inc. (Nasdaq: BEAV), the world's leading manufacturer of aircraft cabin interior products and the leading aftermarket distributor of aerospace fasteners, today announced that it has received regulatory approval for its acquisition of Honeywell’s Consumables Solutions distribution business (HCS) and that it expects to close the transaction before the end of the third quarter.
The company expects to report record second quarter earnings per diluted share in excess of consensus estimates.  In addition, the company announced that it expects to report record quarterly bookings, backlog, revenues, operating earnings and net income.
The company will release its financial results for the quarter ended June 30, 2008 prior to the opening of the NASDAQ Stock Market on Tuesday, July 29, 2008, and will hold a conference call to discuss the results at 9:00 a.m. Eastern time on Tuesday, July 29, 2008.  To listen live and view the slide presentation via the Internet, visit the Investors section of the B/E Aerospace, Inc. website at www.beaerospace.com and follow the link to "Webcasts”.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, B/E Aerospace’s financial guidance and industry expectations for the next several years.  Such forward-looking statements involve risks and uncertainties.  B/E Aerospace’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include changes in market and industry conditions and those discussed in B/E Aerospace’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For more information, see the section entitled “Forward-Looking Statements” contained in B/E Aerospace’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, we do not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace, Inc.
B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and the leading aftermarket distributor of aerospace fasteners.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment.  The company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services.  Products for the existing aircraft fleet -- the aftermarket -- generate about 60 percent of sales.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.
For more information, visit the B/E Aerospace, Inc. website at www.beaerospace.com.

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